Exhibit 99.1

January 30, 2008

Tetra Tech Reports First Quarter Results

•                  Exceeds Earnings Guidance

•                  EPS up 37.5%

•                  Backlog up 25.9%

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended December 30, 2007. The Company exceeded its earnings guidance for the quarter.

Revenue in the quarter was $470.4 million, up 27.4% from $369.2 million, and revenue, net of subcontractor costs, was $277.2 million, up 13.2% from $244.9 million for the same quarter last year. Income from operations for the quarter was $22.7 million, up 6.3% from $21.4 million for the same quarter last year. Net income for the quarter was $12.9 million, up 36.9% from $9.4 million for the same quarter last year. First quarter 2007 results were favorably affected by a $4.0 million litigation reserve reversal, which was offset by a $4.2 million charge from the early retirement of senior notes. Diluted earnings per share (EPS) for the quarter was $0.22, up 37.5% from $0.16 for the same quarter last year. Backlog at the end of the quarter was a record $1.30 billion, up 25.9% from $1.03 billion at the end of the same quarter last year. Cash used in operations was $18.1 million for each of the first quarters of fiscal 2007 and 2008.

Compared to the first quarter of fiscal 2007, Tetra Tech’s federal government business grew 7.1%, driven by the Company’s ARD acquisition; state and local business grew 33.6%, driven by municipal combined sewer overflow (CSO) programs; and commercial business grew 11.9%, driven by contributions across all segments.

Reflecting on the first quarter results, Tetra Tech’s CEO Dan Batrack remarked, “The first quarter was one of the Company’s strongest growth periods in the past three years. We continued to see broad-based demand for our services across all of our end markets. We reached a new record backlog of $1.3 billion and achieved a sequential reduction in our days in sales outstanding this quarter. Looking forward, we expect to achieve annual revenue and EPS growth of more than 15%.”

	Three Months Ended
In thousands (except EPS data)	December 30, 2007	December 31, 2006
Revenue	$470,387	$369,153
Revenue, net of subcontractor costs	277,161	244,871
Income from operations	22,711	21,365
Interest expense, net	(660)	(749)
Loss on retirement of debt	—	(4,226)
Income tax expense	(9,151)	(6,964)
Net income	$12,900	$9,426

EPS:
Basic	$0.22	$0.16
Diluted	$0.22	$0.16

Weighted average common shares outstanding:
Basic	58,313	57,712
Diluted	59,163	58,220

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2008 to be in the range of $0.19 to $0.21. Revenue, net of subcontractor costs, for the second quarter is expected to range from $260 million to $280 million. For fiscal 2008, Tetra Tech is narrowing its earnings guidance, and now expects diluted EPS to be $0.87 to $0.93. Revenue, net of subcontractor costs, for fiscal 2008 is expected to range from $1.11 billion to $1.21 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s web site at www.tetratech.com on January 31, 2008 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, and technical services. With approximately 8,500 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure. Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, construction, and operations and maintenance.

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CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue, and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations, or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	December 30, 2007	September 30, 2007
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$18,160	$76,741
Accounts receivable - net	472,119	437,315
Prepaid expenses and other current assets	32,023	28,496
Income taxes receivables	7,494	—
Deferred income taxes - assets	4,297	—
Current assets of discontinued operations	300	304
Total current assets	534,393	542,856
Property and equipment:
Land and buildings	6,667	6,630
Equipment, furniture and fixtures	102,652	100,391
Leasehold improvements	10,896	10,738
Total	120,215	117,759
Accumulated depreciation and amortization	(64,512)	(63,382)
Property and equipment - net	55,703	54,377
Deferred income taxes	7,958	12,342
Income taxes receivable	19,078	33,800
Goodwill	194,971	180,952
Intangible assets - net	16,914	5,166
Other assets	12,994	15,576
Non-current assets of discontinued operations	2,418	2,418
Total Assets	$844,429	$847,487

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$153,216	$154,560
Accrued compensation	53,592	78,029
Billings in excess of costs on uncompleted contracts	71,096	55,172
Deferred income taxes	—	13,035
Income taxes payable	—	1,576
Current portion of long-term obligations	3,197	3,304
Other current liabilities	51,948	42,794
Current liabilities of discontinued operations	2	11
Total current liabilities	333,051	348,481
Long-term obligations	74,764	81,080
Other long-term liabilities	4,432	2,223
Commitments and contingencies
Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of December 30, 2007 and September 30, 2007	—	—
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 58,506 and 58,387 shares as of December 30, 2007 and September 30, 2007, respectively	585	584
Additional paid-in capital	283,572	280,022
Accumulated other comprehensive (loss) income	(9)	(37)
Retained earnings	148,034	135,134
Total stockholders’ equity	432,182	415,703
Total Liabilities and Stockholders’ Equity	$844,429	$847,487

TETRA TECH, INC.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 30,	December 31,
	2007	2006

Revenue	$470,387	$369,153
Subcontractor costs	(193,226)	(124,282)
Revenue, net of subcontractor costs	277,161	244,871
Other contract costs	(220,912)	(200,452)
Gross profit	56,249	44,419
Selling, general and administrative expenses	(33,538)	(23,054)
Income from operations	22,711	21,365

Interest expense - net	(660)	(749)
Loss on retirement of debt	—	(4,226)
Income before income tax expense	22,051	16,390
Income tax expense	(9,151)	(6,964)
Net income	$12,900	$9,426

Earnings per share:
Basic	$0.22	$0.16

Diluted	$0.22	$0.16

Weighted average common shares outstanding:
Basic	58,313	57,712

Diluted	59,163	58,220

TETRA TECH, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 30,	December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,900	$9,426

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,327	3,231
Stock-based compensation	1,710	1,089
Excess tax benefits from stock-based compensation	(208)	(53)
Deferred income taxes	5,175	6,111
Write-off of unamortized debt financing costs	—	1,069
Provision for losses on contracts and related receivables	2,407	578
Gain on disposal of property and equipment	(1,032)	(41)

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,218)	(4,880)
Prepaid expenses and other assets	(1,686)	728
Accounts payable	(9,367)	632
Accrued compensation	(28,522)	(26,073)
Billings in excess of costs on uncompleted contracts	13,289	3,026
Other liabilities	(1,522)	(8,015)
Income taxes receivable/payable	(13,361)	(4,883)
Net cash used in operating activities	(18,108)	(18,055)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,314)	(2,137)
Payments for business acquisitions, net of cash acquired	(34,179)	(100)
Proceeds from sale of discontinued operations	1,005	1,531
Proceeds from sale of property and equipment	1,386	42
Net cash used in investing activities	(36,102)	(664)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(6,108)	(72,989)
Proceeds from borrowings under long-term obligations	—	57,000
Excess tax benefits from stock-based compensation	208	53
Net proceeds from issuance of common stock	1,529	675
Net cash used in financing activities	(4,371)	(15,261)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(58,581)	(33,980)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	76,741	65,353
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$18,160	$31,373

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of refunds received	$1,378	$3,299
Income taxes, net of refunds received	$12,676	$5,717